Exhibit A:

Amy Thies
Northland Communications Corporation
1201 Third Avenue, Suite 3600
Seattle, WA 98101

July 15, 2002

Dear Ms. Thies:

As of July 1, 2002 Andersen is no longer in a position to provide the letter required by the SEC Practice Section reporting Andersen’s termination as auditor or the letter required by Item 304 of Regulation S-K relating to changes in auditors. This has been discussed with the SEC staff. Companies should work with their SEC counsel on this matter and consult directly with the SEC staff for guidance. Reference should be made to the SEC’s March 2002 Release No. 33-8070.

Andersen is not in a position to receive calls or respond to calls from former clients or their counsel on this 8-K process. Please contact the SEC staff directly if additional information is needed.

Very truly yours,

ARTHUR ANDERSEN LLP

By  Richard J. Blumenfeld